UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2016

PHARMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)
(502) 627-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Please refer to the disclosure in Item 5.02 below, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2016, David W. Froesel, Jr., Executive Vice President, Chief Financial Officer and Treasurer of PharMerica Corporation, a Delaware Corporation (the "Company"), notified the Company that he is retiring and resigning from his positions with the Company effective September 30, 2016.  In connection with his retirement, Mr. Froesel's Amended and Restated Employment Agreement with the Company dated May 30, 2014 will also terminate effective September 30, 2016.  Mr. Froesel's outstanding restricted stock and performance-based equity awards will continue to vest in accordance with the applicable existing vesting and performance schedules as if his employment continued through each vesting date.

Item 7.01	Regulation FD Disclosure.

On August 9, 2016, the Company issued a press release announcing Mr. Froesel's retirement as set forth in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly stated otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description

99.1	Press Release of PharMerica Corporation dated August 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: August 10, 2016	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PharMerica Corporation dated August 9, 2016